PBF Energy Announces Second Quarter 2026 Results, Declares Dividend of $0.275 per Share

•Second quarter income from operations of $1,272.1 million (excluding special items, second quarter income from operations of $1,054.0 million)
•PBF reduced gross debt by over $1 billion in the second quarter
•Declared quarterly dividend of $0.275 per share
•PBF received a fifth unallocated installment of $250.0 million related to the Martinez refinery fire
•Martinez refinery restart completed in May 2026

PARSIPPANY, NJ - July 30, 2026 - PBF Energy Inc. (NYSE:PBF) today reported second quarter 2026 income from operations of $1,272.1 million as compared to income from operations of $43.0 million for the second quarter of 2025. Excluding special items, second quarter 2026 income from operations was $1,054.0 million as compared to loss from operations of $110.0 million for the second quarter of 2025.

The company reported second quarter 2026 net income of $915.0 million and net income attributable to PBF Energy Inc. of $906.4 million or $7.54 per share. This compares to net loss of $5.4 million and net loss attributable to PBF Energy Inc. of $5.2 million or $(0.05) per share for the second quarter 2025. Non-cash special items included in the second quarter 2026 results, which increased net income by a net, after-tax benefit of $159.8 million, or $1.32 per share, primarily consisted of gains on insurance recoveries associated with the February 1, 2025 fire at the Martinez refinery (the "Martinez refinery fire"), partially offset by expenses associated with the Martinez refinery fire, costs related to PBF's Refinery Business Improvement initiative ("RBI"), and loss on extinguishment of debt related to the redemption of the 6.00% senior unsecured notes due 2028. Adjusted fully-converted net income for the second quarter 2026, excluding special items, was $753.1 million, or $6.22 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net loss, excluding special items, of $118.5 million or $(1.03) per share, for the second quarter 2025.

Matt Lucey, PBF's President and CEO, said, “We are in a cyclical business with a volatile and ever-changing environment. During the second quarter, PBF delivered significant equity value through our net debt reduction of over $1.4 billion. We will continue to apply a rigorous capital allocation process including investing in our refineries to capitalize on market opportunities and strengthening our balance sheet to ensure we are maximizing value for our investors. The underlying fundamentals for refining remain incredibly strong with tight global supply and demand balances. PBF, with its coastal complexity, is ideally positioned to capture these opportunities and generate significant value for our investors.”

Mr. Lucey continued, “The Martinez refinery successfully returned to full operations in the second quarter and is once again supplying California with a full slate of much-needed, domestically-produced products. The team at Martinez worked tirelessly, conducting repairs as expeditiously as possible and, more importantly, cemented their tremendous efforts with a safe restart.” Mr. Lucey concluded, “Our primary objective, especially in the current environment, is to ensure that we remain focused on safe, reliable and responsible operations.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.275 per share of Class A common stock on August 28, 2026, to shareholders of record at the close of business on August 14, 2026.

Martinez Refinery Update
Following completion of the construction activities, the Martinez refinery returned to full operations in May 2026. Company and refinery management extend their thanks to all of the parties, internal and external, who worked for more than a year to return Martinez to full operations and, once again, to supplying Californian consumers with our full slate of products made in-state.

As previously disclosed, the company expects the fire-related cost of restoring the refinery to full operational status will largely be covered by insurance, subject to the company’s deductible and retentions totaling $30 million. Further, beyond the initial 60-day waiting period, the company expects that its business interruption insurance will significantly offset the financial loss resulting from the downtime through the restart of the refinery. This coverage commenced on April 3, 2025. In the second quarter, PBF's insurers paid a fifth, unallocated, installment of insurance proceeds of $250 million, totaling $1.25 billion of unallocated insurance reimbursements received to date, net of deductibles and retentions. The timing and amount of any agreed future payments will be dependent on the quantum of actual, covered expenditures and calculated losses. Working with our insurance group, PBF expects to finalize the claim process in the second half of 2026.

PBF Guidance Update and Outlook
We are committed to running all of our assets in a safe, reliable and environmentally responsible manner, and continuing to progress our RBI program, which is focused on improving reliability and efficiency across our system. In 2025, the RBI program generated in excess of $230 million of run-rate cost improvements and that total is expected to grow to more than $350 million of run-rate cost improvements by year-end 2026. The RBI program is an ongoing, sustained initiative that continues to gain momentum in improving PBF's cost structure and we expect to continue this effort beyond our current goals. Concurrent with the goal of improving system-wide reliability and efficiency, we expect to realize these benefits of the RBI program in our refinery operating expenses and our capital and turnaround programs.

During the second quarter, PBF reduced net debt by over 62% by fully paying down its asset-backed lending facility and refinancing approximately $802 million of senior notes due 2028 using available cash and proceeds from the issuance of $500 million of senior notes due 2034, an aggregate gross debt reduction of over $1 billion. At quarter-end, we had approximately $894 million of cash, $1,749 million of total debt, and $855 million of net debt.

PBF's initial turnaround planning guidance for 2026 included five major turnarounds across our system. We completed the Torrance turnaround in the first quarter, and, after careful evaluation and safety inspections, we elected to move the scheduled Martinez second quarter hydrocracker complex turnaround to the end of the third quarter. Additionally, after further diligent review, we elected to move the planned fourth quarter turnarounds at both Chalmette and Toledo to 2027. During the second quarter, we performed unplanned work at Toledo which afforded us the opportunity to safely extend the run-time for our FCC complex. As a result, we are reducing our 2026 capital expenditure guidance to $825-$875 million for the year, excluding capital related to the Martinez rebuild.

Timing of planned maintenance and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. Current throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	Third Quarter 2026
	Low	High
East Coast	300,000	320,000
Mid-continent	155,000	165,000
Gulf Coast	175,000	185,000
West Coast	270,000	290,000
Total	900,000	960,000

Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions, and company configuration. Year-to-date actual throughput and quarterly guidance should be used to adjust full-year expectations. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.
Renewable Diesel
St. Bernard Renewables LLC ("SBR") averaged approximately 15,100 barrels per day of renewable diesel production in the second quarter, reflecting the impact of a catalyst change completed in April 2026. Renewable diesel production for the third quarter is expected to average approximately 18,000 to 20,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies.

See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, July 30, 2026, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (800) 549-8228 or (646) 564-2877. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements, and the like are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's expectations with respect to its plans, objectives, estimates, and intentions with respect to the anticipated insurance recoveries related to the Martinez refinery fire, the amount and the timing of cost savings and operational efficiencies to be achieved through the Company’s RBI initiative as well as the Company's future earnings and operations overall, including those of our 50-50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.

Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable fuel production, and to realize the benefits from such acquisitions or investments; our ability to close acquisitions or divestitures and the timing thereof; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; tariffs and other trade measures and their effects on trading relationships; global geopolitical and other conflicts and tensions; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations, political developments and other events that are adverse to or restrict refining and marketing operations or could otherwise negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey, and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$11,678.3	$7,475.3	$19,582.6	$14,541.7
Cost and expenses:
Cost of products and other	9,701.9	6,743.7	16,483.8	13,330.8
Operating expenses (excluding depreciation and amortization expense as reflected below)	670.1	631.7	1,359.0	1,363.5
Depreciation and amortization expense	159.5	157.9	314.5	325.6
Cost of sales	10,531.5	7,533.3	18,157.3	15,019.9
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	148.6	80.3	238.2	150.7
Depreciation and amortization expense	3.6	3.6	7.4	7.2
Gain on insurance recoveries, net	(250.0)	(189.0)	(356.5)	(189.0)
Equity (income) loss in investee	(27.5)	4.3	(35.8)	21.3
(Gain) loss on sale of assets	—	(0.2)	0.3	(0.2)
Total cost and expenses	10,406.2	7,432.3	18,010.9	15,009.9
Income (loss) from operations	1,272.1	43.0	1,571.7	(468.2)
Other income (expense):
Interest expense (net of interest income of $8.0, $4.1, $11.5 and $8.6, respectively)	(42.0)	(53.8)	(84.1)	(90.7)
Loss on extinguishment of debt	(2.2)	—	(2.2)	—
Other non-service components of net periodic benefit cost	1.3	0.3	2.3	0.6
Income (loss) before income taxes	1,229.2	(10.5)	1,487.7	(558.3)
Income tax expense (benefit)	314.2	(5.1)	372.5	(147.0)
Net income (loss)	915.0	(5.4)	1,115.2	(411.3)
Less: net income (loss) attributable to noncontrolling interest	8.6	(0.2)	10.5	(4.3)
Net income (loss) attributable to PBF Energy Inc. stockholders	$906.4	$(5.2)	$1,104.7	$(407.0)

Net income (loss) available to Class A common stock per share:
Basic	$7.66	$(0.05)	$9.38	$(3.58)
Diluted	$7.54	$(0.05)	$9.22	$(3.58)
Weighted-average shares outstanding-basic	118,367,104	113,852,406	117,784,098	113,803,619
Weighted-average shares outstanding-diluted	121,066,763	114,715,186	120,603,759	114,666,399

Dividends per common share	$0.275	$0.275	$0.55	$0.55

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$912.9	$(5.3)	$1,112.5	$(410.2)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$7.54	$(0.05)	$9.22	$(3.58)
Adjusted fully-converted shares outstanding - diluted (Note 6)	121,066,763	114,715,186	120,603,759	114,666,399

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income (loss) attributable to PBF Energy Inc. stockholders	$906.4	$(5.2)	$1,104.7	$(407.0)
Less: Income allocated to participating securities	0.1	—	0.1	—
Income (loss) available to PBF Energy Inc. stockholders - basic	906.3	(5.2)	1,104.6	(407.0)
Add: Net income (loss) attributable to noncontrolling interest (Note 2)	8.8	(0.2)	10.6	(4.3)
Less: Income tax (expense) benefit (Note 3)	(2.2)	0.1	(2.7)	1.1
Adjusted fully-converted net income (loss)	$912.9	$(5.3)	$1,112.5	$(410.2)
Special items (Note 4):
Add: LCM inventory adjustment	—	—	(313.0)	—
Add: LCM inventory adjustment - SBR	—	(8.0)	(9.4)	(16.7)
Add: Martinez refinery fire expenses	22.7	30.4	34.2	108.5
Add: Gain on insurance recoveries, net	(250.0)	(189.0)	(356.5)	(189.0)
Add: Costs related to RBI initiative	9.2	13.6	18.6	13.6
Add: Loss on extinguishment of debt	2.2	—	2.2	—
Less: Recomputed income tax on special items (Note 3, 4)	56.1	39.8	162.1	21.7
Adjusted fully-converted net income (loss) excluding special items	$753.1	$(118.5)	$650.7	$(472.1)

Weighted-average shares outstanding of PBF Energy Inc.	118,367,104	113,852,406	117,784,098	113,803,619
Conversion of PBF LLC Series A Units (Note 5)	860,839	862,780	861,525	862,780
Common stock equivalents (Note 6)	1,838,820	—	1,958,136	—
Fully-converted shares outstanding - diluted	121,066,763	114,715,186	120,603,759	114,666,399

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$7.54	$(0.05)	$9.22	$(3.58)

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$6.22	$(1.03)	$5.40	$(4.12)

	Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS	June 30,		June 30,
	2026	2025	2026	2025
Income (loss) from operations	$1,272.1	$43.0	$1,571.7	$(468.2)
Special Items (Note 4):
Add: LCM inventory adjustment	—	—	(313.0)	—
Add: LCM inventory adjustment - SBR	—	(8.0)	(9.4)	(16.7)
Add: Martinez refinery fire expenses	22.7	30.4	34.2	108.5
Add: Gain on insurance recoveries, net	(250.0)	(189.0)	(356.5)	(189.0)
Add: Costs related to RBI initiative	9.2	13.6	18.6	13.6
Income (loss) from operations excluding special items	$1,054.0	$(110.0)	$945.6	$(551.8)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2026	2025	2026	2025
Net income (loss)	$915.0	$(5.4)	$1,115.2	$(411.3)
Add: Depreciation and amortization expense	163.1	161.5	321.9	332.8
Add: Interest expense, net	42.0	53.8	84.1	90.7
Add: Income tax expense (benefit)	314.2	(5.1)	372.5	(147.0)
EBITDA	$1,434.3	$204.8	$1,893.7	$(134.8)
Special Items (Note 4):
Add: LCM inventory adjustment	—	—	(313.0)	—
Add: LCM inventory adjustment - SBR	—	(8.0)	(9.4)	(16.7)
Add: Martinez refinery fire expenses	22.7	30.4	34.2	108.5
Add: Gain on insurance recoveries, net	(250.0)	(189.0)	(356.5)	(189.0)
Add: Costs related to RBI initiative	9.2	13.6	18.6	13.6
Add: Loss on extinguishment of debt	2.2	—	2.2	—
EBITDA excluding special items	$1,218.4	$51.8	$1,269.8	$(218.4)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2026	2025	2026	2025
EBITDA	$1,434.3	$204.8	$1,893.7	$(134.8)
Add: Stock-based compensation	9.0	10.0	17.4	21.4
Add: Interest, depreciation, and amortization expense - SBR	12.5	7.7	21.4	24.3
Special Items (Note 4):
Add: LCM inventory adjustment	—	—	(313.0)	—
Add: LCM inventory adjustment - SBR	—	(8.0)	(9.4)	(16.7)
Add: Martinez refinery fire expenses	22.7	30.4	34.2	108.5
Add: Gain on insurance recoveries, net	(250.0)	(189.0)	(356.5)	(189.0)
Add: Costs related to RBI initiative	9.2	13.6	18.6	13.6
Add: Loss on extinguishment of debt	2.2	—	2.2	—
Adjusted EBITDA	$1,239.9	$69.5	$1,308.6	$(172.7)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	June 30,	December 31,
Balance Sheet Data:	2026	2025
Cash and cash equivalents	$894.1	$527.9
Inventories	2,893.9	2,563.1
Total assets	14,718.7	13,019.9
Total debt	1,749.1	2,148.3
Total equity	6,545.4	5,449.9
Total equity excluding special items (Note 4, 14)	$4,777.2	$4,143.5

Total debt to capitalization ratio (Note 14)	21%	28%
Total debt to capitalization ratio, excluding special items (Note 14)	27%	34%
Net debt to capitalization ratio (Note 14)	12%	23%
Net debt to capitalization ratio, excluding special items (Note 14)	15%	28%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)
	Six Months Ended June 30,
	2026	2025
Cash flows provided by (used in) operating activities	$1,265.1	$(470.3)
Cash flows used in investing activities	(506.1)	(371.3)
Cash flows (used in) provided by financing activities	(392.8)	896.2
Net change in cash and cash equivalents	366.2	54.6
Cash and cash equivalents, beginning of period	527.9	536.1
Cash and cash equivalents, end of period	$894.1	$590.7

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended June 30, 2026
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$11,676.3	$94.9	$—	$(92.9)	$11,678.3
Cost of products and other	9,786.9	3.3	—	(88.3)	9,701.9
Operating expenses (income)	646.0	28.7	—	(4.6)	670.1
Depreciation and amortization expense	151.2	8.3	3.6	—	163.1
Other segment (income) expenses, net (a)	(250.0)	1.6	119.5	—	(128.9)
Income (loss) from operations	1,342.2	53.0	(123.1)	—	1,272.1
Interest (income) expense, net	(13.2)	(0.3)	55.5	—	42.0
Capital expenditures (b)	184.0	2.0	2.5	—	188.5

	Three Months Ended June 30, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,465.6	$98.0	$—	$(88.3)	$7,475.3
Cost of products and other	6,825.4	2.2	—	(83.9)	6,743.7
Operating expenses (income)	607.5	28.6	—	(4.4)	631.7
Depreciation and amortization expense	148.8	9.1	3.6	—	161.5
Other segment (income) expenses, net (a)	(189.0)	1.8	82.6	—	(104.6)
Income (loss) from operations	72.8	56.3	(86.1)	—	43.0
Interest (income) expense, net	(4.8)	(0.6)	59.2	—	53.8
Capital expenditures (b)	144.5	8.2	2.0	—	154.7

	Six Months Ended June 30, 2026
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$19,576.1	$188.1	$—	$(181.6)	$19,582.6
Cost of products and other	16,649.8	6.5	—	(172.5)	16,483.8
Operating expenses (income)	1,307.2	60.9	—	(9.1)	1,359.0
Depreciation and amortization expense	297.9	16.6	7.4	—	321.9
Other segment (income) expenses, net (a)	(356.2)	3.4	199.0	—	(153.8)
Income (loss) from operations	1,677.5	100.6	(206.4)	—	1,571.7
Interest (income) expense, net	(29.6)	(0.5)	114.2	—	84.1
Capital expenditures (b)	500.1	3.6	4.9	—	508.6

	Six Months Ended June 30, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$14,522.7	$192.5	$—	$(173.5)	$14,541.7
Cost of products and other	13,490.8	4.8	—	(164.8)	13,330.8
Operating expenses (income)	1,313.8	58.4	—	(8.7)	1,363.5
Depreciation and amortization expense	307.4	18.2	7.2	—	332.8
Other segment (income) expenses, net (a)	(189.0)	3.4	168.4	—	(17.2)
Income (loss) from operations	(400.4)	107.7	(175.5)	—	(468.2)
Interest (income) expense, net	(9.3)	(0.8)	100.8	—	90.7
Capital expenditures (b)	360.1	10.6	2.3	—	373.0

	Balance at June 30, 2026
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (c)	$13,138.6	$660.5	$959.0	$(39.4)	$14,718.7

	Balance at December 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (c)	$11,469.1	$683.4	$906.3	$(38.9)	$13,019.9

(a) Other segment (income) expenses, net include General and administrative expenses (excluding depreciation and amortization expenses), Gain on insurance recoveries, net, Equity (income) loss in investee, and (Gain) loss on sale of assets.

(b) For the three and six months ended June 30, 2026, the Company’s refining segment Capital expenditures exclude $55.8 million and $245.2 million, respectively, of costs associated with the rebuild of units damaged by the Martinez refinery fire that were reimbursed by insurance proceeds. For the three and six months ended June 30, 2025, the Company’s refining segment Capital expenditures exclude $132.0 million of costs associated with the rebuild of units damaged by the Martinez refinery fire that were reimbursed by insurance proceeds.

(c) As of June 30, 2026 and December 31, 2025, Corporate assets include the Company’s Equity method investment in SBR of $859.6 million and $826.3 million, respectively.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 9)	2026	2025	2026	2025
Dated Brent crude oil	$104.86	$67.70	$93.28	$71.64
West Texas Intermediate (WTI) crude oil	$93.11	$63.81	$83.00	$67.60
Light Louisiana Sweet (LLS) crude oil	$95.64	$66.12	$85.57	$70.22
Alaska North Slope (ANS) crude oil	$103.05	$68.82	$90.40	$72.30
Crack Spreads:
Dated Brent (NYH) 2-1-1	$43.48	$22.24	$35.05	$19.58
WTI (Chicago) 4-3-1	$44.62	$21.16	$32.11	$17.47
LLS (Gulf Coast) 2-1-1	$48.66	$20.26	$39.39	$18.77
ANS (West Coast-LA) 4-3-1	$53.28	$28.85	$45.03	$26.00
ANS (West Coast-SF) 3-2-1	$58.27	$36.07	$49.67	$30.85
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$11.75	$3.90	$10.27	$4.04
Dated Brent less Maya (heavy, sour)	$16.08	$9.22	$15.12	$9.86
Dated Brent less WTS (sour)	$13.04	$4.03	$11.64	$3.95
Dated Brent less ASCI (sour)	$10.98	$3.19	$9.07	$3.26
WTI less WCS (heavy, sour)	$20.25	$10.65	$18.03	$11.86
WTI less Bakken (light, sweet)	$0.32	$0.65	$1.15	$1.19
WTI less Syncrude (light, sweet)	$(2.83)	$(0.93)	$(0.66)	$0.83
WTI less LLS (light, sweet)	$(2.53)	$(2.31)	$(2.56)	$(2.61)
WTI less ANS (light, sweet)	$(9.93)	$(5.01)	$(7.40)	$(4.69)
Effective RIN basket price	$13.78	$6.14	$11.30	$5.45
Natural gas (dollars per MMBTU)	$2.94	$3.51	$3.20	$3.69

Key Operating Information
Production (barrels per day ("bpd") in thousands)	893.5	845.8	867.5	789.5
Crude oil and feedstocks throughput (bpd in thousands)	887.3	839.1	865.9	785.1
Total crude oil and feedstocks throughput (millions of barrels)	80.7	76.4	156.7	142.1
Consolidated gross margin per barrel of throughput	$14.20	$(0.76)	$9.10	$(3.37)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$23.40	$8.38	$16.67	$7.26
Refining operating expense, per barrel of throughput (Note 11)	$8.00	$7.96	$8.34	$9.25
Crude and feedstocks (% of total throughput) (Note 13)
Heavy	31%	25%	28%	27%
Medium	29%	35%	33%	35%
Light	24%	26%	23%	24%
Other feedstocks and blends	16%	14%	16%	14%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	42%	44%	43%	46%
Distillates and distillate blendstocks	36%	34%	35%	35%
Lubes	1%	1%	1%	1%
Chemicals	1%	2%	1%	1%
Other	21%	20%	20%	18%
Total yield	101%	101%	100%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	308.1	296.8	305.4	277.7
Crude oil and feedstocks throughput (bpd in thousands)	309.1	299.8	306.8	281.1
Total crude oil and feedstocks throughput (millions of barrels)	28.2	27.3	55.5	50.9
Gross margin per barrel of throughput	$13.57	$0.46	$11.26	$(1.68)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$20.80	$7.37	$16.30	$6.67
Refining operating expense, per barrel of throughput (Note 11, 12)	$5.61	$5.34	$6.14	$6.51
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	23%	21%	19%	24%
Medium	39%	45%	44%	42%
Light	20%	20%	18%	17%
Other feedstocks and blends	18%	14%	19%	17%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	35%	37%	36%	38%
Distillates and distillate blendstocks	39%	37%	38%	38%
Lubes	2%	2%	2%	2%
Chemicals	2%	2%	2%	2%
Other	22%	21%	22%	19%
Total yield	100%	99%	100%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	132.1	165.6	138.6	152.4
Crude oil and feedstocks throughput (bpd in thousands)	130.9	162.2	137.4	149.9
Total crude oil and feedstocks throughput (millions of barrels)	11.9	14.8	24.9	27.1
Gross margin per barrel of throughput	$11.33	$2.74	$12.71	$0.36
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$20.13	$10.14	$13.46	$8.60
Refining operating expense, per barrel of throughput (Note 11, 12)	$7.27	$5.60	$7.38	$6.29
Crude and feedstocks (% of total throughput) (Note 13):
Medium	38%	31%	39%	35%
Light	60%	67%	58%	62%
Other feedstocks and blends	2%	2%	3%	3%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	42%	51%	47%	53%
Distillates and distillate blendstocks	42%	37%	42%	38%
Chemicals	3%	4%	3%	3%
Other	14%	10%	9%	8%
Total yield	101%	102%	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	179.0	177.5	183.2	168.2
Crude oil and feedstocks throughput (bpd in thousands)	177.4	173.6	181.2	165.8
Total crude oil and feedstocks throughput (millions of barrels)	16.1	15.8	32.8	30.0
Gross margin per barrel of throughput	$12.15	$0.48	$8.01	$(0.86)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$20.06	$7.35	$15.64	$6.39
Refining operating expense, per barrel of throughput (Note 11, 12)	$6.59	$5.57	$6.10	$5.85
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	23%	9%	20%	10%
Medium	27%	46%	33%	44%
Light	36%	25%	30%	28%
Other feedstocks and blends	14%	20%	17%	18%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	43%	46%	44%	48%
Distillates and distillate blendstocks	35%	34%	34%	32%
Chemicals	1%	1%	1%	1%
Other	22%	21%	22%	20%
Total yield	101%	102%	101%	101%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	274.3	205.9	240.3	191.2
Crude oil and feedstocks throughput (bpd in thousands)	269.9	203.5	240.5	188.3
Total crude oil and feedstocks throughput (millions of barrels)	24.5	18.5	43.5	34.1
Gross margin per barrel of throughput	$15.89	$(9.54)	$3.23	$(14.32)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$30.16	$9.35	$19.77	$7.84
Refining operating expense, per barrel of throughput (Note 11, 12)	$11.58	$15.73	$12.85	$18.67
Crude and feedstocks (% of total throughput) (Note 13):
Heavy	61%	66%	61%	66%
Medium	13%	12%	16%	17%
Light	3%	4%	2%	2%
Other feedstocks and blends	23%	18%	21%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	45%	48%	51%
Distillates and distillate blendstocks	30%	30%	27%	30%
Other	21%	26%	25%	21%
Total yield	102%	101%	100%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended June 30,
	2026		2025
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$11,678.3	$144.63	$7,475.3	$97.90
Less: Cost of sales	10,531.5	130.43	7,533.3	98.66
Consolidated gross margin	$1,146.8	$14.20	$(58.0)	$(0.76)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$1,146.8	$14.20	$(58.0)	$(0.76)
Add: Logistics operating expense	28.7	0.36	28.6	0.37
Add: Logistics depreciation expense	8.3	0.10	9.1	0.12
Less: Logistics gross margin	(91.6)	(1.13)	(95.9)	(1.26)
Add: Refining operating expense	646.0	8.00	607.5	7.96
Add: Refining depreciation expense	151.2	1.87	148.8	1.95
Gross refining margin	$1,889.4	$23.40	$640.1	$8.38
Gross refining margin excluding special items	$1,889.4	$23.40	$640.1	$8.38

	Six Months Ended June 30,
	2026		2025
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$19,582.6	$124.95	$14,541.7	$102.34
Less: Cost of sales	18,157.3	115.85	15,019.9	105.71
Consolidated gross margin	$1,425.3	$9.10	$(478.2)	$(3.37)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$1,425.3	$9.10	$(478.2)	$(3.37)
Add: Logistics operating expense	60.9	0.39	58.4	0.41
Add: Logistics depreciation expense	16.6	0.11	18.2	0.13
Less: Logistics gross margin	(181.6)	(1.17)	(187.8)	(1.32)
Add: Refining operating expense	1,307.2	8.34	1,313.8	9.25
Add: Refining depreciation expense	297.9	1.90	307.4	2.16
Gross refining margin	$2,926.3	$18.67	$1,031.8	$7.26
Special Items (Note 4):
Add: LCM inventory adjustment	(313.0)	(2.00)	—	—
Gross refining margin excluding special items	$2,613.3	$16.67	$1,031.8	$7.26

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitate an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc. ("PBF Energy"), as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.0% for both the 2026 and 2025 periods, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items, and gross refining margin excluding special items. Special items for the periods presented relate to LCM inventory adjustment, our share of the SBR LCM inventory adjustment, expenses associated with the Martinez refinery fire, gain on insurance recoveries, costs related to RBI initiative, and loss on extinguishment of debt, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 14.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement for inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are valued at the lower of cost or market with cost determined using the last-in, first-out ("LIFO") inventory valuation methodology, under which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market price is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. When the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between periods. The net impact of these LCM inventory adjustments is included in the Refining segment’s income from operations, but excluded from the operating results presented, as applicable, to ensure comparability between periods.
PBF Energy LCM inventory adjustment - During the six months ended June 30, 2026, we reversed the $313.0 million LCM inventory reserve recorded at December 31, 2025. This reversal increased income from operations and net income by $313.0 million and $231.6 million, respectively, and resulted in no LCM inventory reserve at June 30, 2026. There were no such adjustments in any of the other periods presented.
SBR LCM inventory adjustment - During the six months ended June 30, 2026, SBR reversed the $18.8 million LCM inventory reserve recorded at December 31, 2025. During the three and six months ended June 30, 2025, SBR recorded adjustments to value its inventory to the LCM which increased its income from operations by $15.9 million and $33.3 million, respectively. Our Equity income (loss) in investee reflects our 50% share of these adjustments. Accordingly, for the six months ended June 30, 2026, the reversal increased our income from operations and net income by $9.4 million and $7.0 million, respectively. For the three and six months ended June 30, 2025, these LCM adjustments increased our income from operations by $8.0 million and $16.7 million, respectively ($5.9 million and $12.4 million, respectively, net of tax). There were no such adjustments during the three months ended June 30, 2026.

Martinez refinery fire expenses - During the three and six months ended June 30, 2026, we recorded operating expenses associated with the Martinez refinery fire that decreased income from operations by $22.7 million and $34.2 million, respectively ($16.8 million and $25.3 million, respectively, net of tax). During the three and six months ended June 30, 2025, we recorded operating expenses associated with the Martinez refinery fire that decreased income from operations by $30.4 million and $108.5 million, respectively ($22.5 million and $80.3 million, respectively, net of tax).

Gain on insurance recoveries, net - During the three and six months ended June 30, 2026, we recorded gains on insurance recoveries associated with the Martinez refinery fire that increased income from operations by $250.0 million and $356.5 million, respectively ($185.0 million and $263.8 million, respectively, net of tax). During both the three and six months ended June 30, 2025, we recorded a gain on insurance recoveries associated with the Martinez refinery fire that increased income from operations and net income by $189.0 million and $139.9 million, respectively.

Costs related to RBI initiative - During the second quarter of 2025, we launched our RBI initiative as part of our ongoing strategic efforts to extract incremental value across our business. As a result, for the three and six months ended June 30, 2026, we recorded expenses related to the execution of this initiative that decreased income from operations by $9.2 million and $18.6 million, respectively ($6.8 million and $13.8 million, respectively, net of tax). For both the three and six months ended June 30, 2025, we recorded expenses related to the execution of this initiative that decreased income from operations and net income by $13.6 million and $10.1 million, respectively. These charges are included within General and administrative expenses.

Loss on extinguishment of debt - During both the three and six months ended June 30, 2026, we recorded a pre-tax loss on extinguishment of debt related to the redemption of our 2028 6.00% Senior Notes, which decreased income before income taxes and net income by $2.2 million and $1.6 million, respectively. There were no such adjustments in any of the other periods presented.

Recomputed income tax on special items - The income tax impact on these special items is calculated using the tax rates shown in (3) above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and six months ended June 30, 2026 and 2025, respectively. Common stock equivalents exclude the effects of performance share units, options, and warrants to purchase 876,069 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the six months ended June 30, 2026 (compared with 7,023,756 and 6,834,426 shares for the three and six months ended June 30, 2025, respectively). For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) Earnings before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, our share of SBR interest, depreciation, and amortization expense, LCM inventory adjustment, our share of the SBR LCM inventory adjustment, expenses associated with the Martinez refinery fire, gain on insurance recoveries, costs related to RBI initiative, loss on extinguishment of debt, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

For the periods ending June 30, 2026, our share of SBR interest, depreciation, and amortization expense, recorded within Equity (income) loss in investee in the Condensed Consolidated Statements of Operations, is treated as an adjustment to EBITDA. Prior-period amounts in the table above has been conformed to the 2026 presentation.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2026, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops, and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) Our market indicators table summarizes certain market indicators relating to our operating results as reported by Platts, a division of The McGraw-Hill Companies.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refining operating expenses, depreciation and amortization and gross margin of the Logistics segment. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as such benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refining operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) Refining operating expenses per barrel at the regional level exclude the impact of nonpermanent loss adjusted excess insurance premium costs.

(13) We define heavy crude oil as crude oil with American Petroleum Institute ("API") gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(14) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures and should not be considered an alternative to any other measure of financial performance or liquidity presented in accordance with GAAP. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2026	2025
	(in millions)
Total debt	$1,749.1	$2,148.3
Total equity	6,545.4	5,449.9
Total capitalization	$8,294.5	$7,598.2

Total debt	$1,749.1	$2,148.3
Total equity excluding special items	4,777.2	4,143.5
Total capitalization excluding special items	$6,526.3	$6,291.8

Total equity	$6,545.4	$5,449.9
Special Items (Note 4)
Add: LCM inventory adjustment	(313.0)	—
Add: LCM inventory adjustment - SBR	(9.4)	—
Add: Martinez refinery fire expenses	34.2	—
Add: Gain on insurance recoveries, net	(356.5)	—
Add: Costs related to RBI initiative	18.6	—
Add: Loss on extinguishment of debt	2.2	—
Add: Cumulative historical equity adjustments (a)	(1,753.3)	(1,753.3)
Less: Recomputed income tax on special items	609.0	446.9
Net impact of special items	(1,768.2)	(1,306.4)
Total equity excluding special items	$4,777.2	$4,143.5

Total debt	$1,749.1	$2,148.3
Less: Cash and cash equivalents	894.1	527.9
Net debt	$855.0	$1,620.4

Total debt to capitalization ratio	21%	28%
Total debt to capitalization ratio, excluding special items	27%	34%
Net debt to capitalization ratio	12%	23%
Net debt to capitalization ratio, excluding special items	15%	28%

(a) All prior year special items are reflected on an aggregate basis within "Cumulative historical equity adjustments" before recomputed income tax effect. Refer to the Company’s 2025 Annual Report on Form 10-K ("Notes to Non-GAAP Financial Measures" within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2026.